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                                                                      EXHIBIT 21

            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2003

      At December 31, 2003, the Registrant had the following 100% owned subsidiaries:

            Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*
            Cousins Austin GP, Inc.
            Cousins Austin, Inc.
            Cousins Properties Waterview LP
            Cousins Real Estate Corporation and subsidiaries; subsidiaries include Cousins MarketCenters, Inc., New Land Realty, LLC, Cedar Grove Lakes, LLC, CREC Alabama Inc., Pine Mountain Ventures, LLC, Cousins Development, Inc., Cousins Real Estate Development Inc., Cousins Properties Services Inc., Cousins Properties Services LP and CS Texas Inc. (each 100% owned by Cousins Real Estate Corporation)
            Cousins Texas GP Inc.
            Cousins Waterview LLC
            Cousins Waterview GP LLC
            Presidential MarketCenter LLC

      At December 31, 2003, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

            Cousins Aircraft Associates, LLC (99% owned by Registrant and 1%
                  owned by Cousins Real Estate Corporation)
            Cousins/Myers Second Street Partners, L.L.C.*
            Cousins/Myers II, LLC*
            Cousins Properties Texas LP (76.24% owned by Registrant and 23.76%
                  owned by Cousins Real Estate Corporation)
            Cousins Texas LLC (76% owned by Registrant and 24% owned by
                  Cousins Real Estate Corporation)
            CP Venture Three LLC (88.50% owned by Registrant and 11.50% owned by
                  Prudential)
            Gipson/Cousins Holdings, LLC (45% owned by Cousins Real Estate
                  Corporation)
            Perimeter Expo Associates, L.P. (90% owned by Registrant and 10%
                  owned by Cousins MarketCenters, Inc.)
            Rocky Creek Properties (75% owned by Registrant)

* Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.

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      At December 31, 2003, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  285 Venture, LLC (50% owned by Registrant)
                  Brad Cous Golf Venture, Ltd. (50% owned by Registrant) CC-JM II Associates (50% owned by Registrant)
                  Charlotte Gateway Village, LLC (50% owned by Registrant) C-H Associates, Ltd. (49% owned by Cousins Texas LLC)
                  CL Realty, L.L.C. (50% owned by Cousins Real Estate
                    Corporation)
                  Cousins LORET Venture, L.L.C. (50% owned by Registrant) CPI/FSP I, L.P. (50% owned by Registrant)
                  CP Venture LLC (50% owned by Registrant)
                  CP Venture Two LLC (11.50% owned by Registrant)
                  Crawford Long - CPI, LLC (50% owned by Registrant)
                  CSC Associates, L.P. (50% owned by Registrant)
                  MC Dusseldorf Holding B.V. (10% voting interest owned by
                    Registrant and 40% voting interest owned by Cousins Real Estate Corporation)
                  Pine Mountain Builders (50% owned by Cousins Real Estate
                    Corporation)
                  Ten Peachtree Place Associates (50% owned by Registrant) Temco Associates (50% owned by Cousins Real Estate Corporation) Wildwood Associates (50% owned by Registrant)

Note: The names of certain subsidiaries are omitted pursuant to Item
  601(b)(21)(ii) of Regulation S-K.